UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 4, 2011

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 4, 2011, Caesars Entertainment Operating Company, Inc. (the “Borrower”), a wholly owned subsidiary of Caesars Entertainment Corporation (the “Registrant” and, together with its subsidiaries, “Caesars”), announced its intent to seek amendments to its senior secured credit facilities to, among other things: (i) extend the maturity of B-1, B-2 and B-3 term loans held by consenting lenders to January 28, 2018 and increase the interest rate with respect to such extended term loans (the “Extended Term Loans”), (ii) convert up to $816 million of revolver commitments held by consenting lenders to Extended Term Loans, (iii) extend the maturity of revolver commitments held by consenting lenders, who elect not to convert their commitments to term loans, to January 28, 2015 and increase the interest rate and the undrawn fee with respect to such extended revolver commitments, (iv) allow the Borrower to buy back loans from individual lenders at negotiated prices at any time, which may be less than par, (v) allow the Borrower to extend the maturity of term loans or revolving commitments, as applicable, and for the Borrower to otherwise modify the terms of loans or revolving commitments in connection with such an extension and (vi) modify certain other provisions of the credit facilities. The proposed amendment of the senior secured credit facilities is subject to market and other conditions, and may not occur as described or at all.

The Registrant also announced that recent flooding of the Ohio and Mississippi Rivers has caused closures of certain of its facilities. Specifically, Horseshoe Tunica, Tunica Roadhouse, Harrah’s Tunica, Horseshoe Southern Indiana and Harrah’s Metropolis are currently closed due to the flood waters. At this time, it is unclear when these properties will re-open for business. For example, Tunica County, Mississippi, where 3 of the affected properties are located, issued a press release on May 3, 2011 stating that the casinos in that market are projected to be closed for a minimum of 3 to 6 weeks, but the press release stated that those time frames could change considerably. For 2010, these 5 properties contributed approximately 9.4% and 8.8%, respectively, of the Registrant’s Net Revenues and Property EBITDA. Based on their locations and other factors, certain of these properties may remain closed longer than others. The Registrant has flood and loss of earnings insurance that the Registrant believes will cover most of the cost of any damage and lost earnings from the flooding, less applicable deductibles. The Registrant’s insurance is subject to maximum payouts, but the Registrant does not believe the damage and loss of earnings will exceed the maximum payouts. The Registrant believes that the financial impact of these closures will not be material to the Registrant’s overall results of operations, after taking into account its insurance coverage; however, the timing of the receipt of insurance proceeds is currently unknown.

This Current Report on Form 8-K includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, future performance, the outcomes of contingencies and future financial results of the Registrant. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of the Registrant may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•

construction factors in the event that the flooding described above damages our properties, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	the effects that the flooding described above may have on travel or other marketing promotions for our properties not affected by the flooding;

•

the effect of the closure of certain of our properties due to flooding on the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales;

•	disputes, litigation outcomes and judicial and governmental body actions, including disputes, if any, related to payouts from our insurance carriers related to the flooding described above;

•	severe weather conditions or natural disasters; such as the flooding described above; and

•	continued access to insurance on reasonable terms for our assets, especially in light of the flooding described above.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Registrant disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K.

The Registrant is furnishing the information under Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: May 4, 2011	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel
and Corporate Secretary